UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 29, 2010

Cavium Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33435	77-0558625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

805 E. Middlefield Road, Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-623-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 29, 2010, Cavium Networks, Inc. (the “Company”) and MIPS Technologies, Inc. (“MIPS”) entered into a new technology schedule under the Master Technology License Agreement between the parties, dated December 30, 2003 (the “Master License Agreement”), pursuant to which the Company will license certain MIPS technologies in exchange for license fees and royalties on the Company’s products that incorporate the licensed technology. The new technology schedule supersedes and replaces the prior technology schedule dated December 20, 2003. Unless terminated earlier pursuant to the terms of the Master License Agreement, the term of the new technology schedule will expire in September 2026.

The foregoing is only a brief description of the material terms of the new technology schedule and the Master License Agreement and does not purport to be complete. The foregoing description of the new technology schedule is qualified in its entirety by reference to the technology schedule which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2010. The foregoing description of the Master License Agreement is qualified in its entirety by reference to the Master License Agreement which was filed as Exhibit 10.21 to the Company’s Registration Statement on Form S-1 (File No. 333-140660), filed with the SEC on May 1, 2007, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cavium Networks, Inc.

October 5, 2010	By:	/S/ ARTHUR D. CHADWICK
	Name:	Arthur D. Chadwick
	Title:	Vice President of Finance and Administration and Chief Financial Officer